Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the periodic report of Westaff, Inc., a Delaware corporation (the “Company”) on Form 10-Q for the period ended July 9, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Patricia M. Newman, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

(1)                                  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 23, 2005

By:	/s/ Patricia M. Newman
Patricia M. Newman
President and Chief Executive Officer

A signed original of this written statement required by Section 906  has been provided to Westaff, Inc. and will be retained by Westaff, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.